Exhibit 4.2

KNIGHTSCOPE, INC.

SERIES S PREFERRED STOCK SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED M-VEST PLATFORM (THE “PLATFORM”) OR THROUGH Maxim Group LLC (THE “BROKER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE PLATFORM OR PROVIDED BY THE BROKER (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

This Series S Preferred Stock Subscription Agreement (this “Agreement”) is dated as of the date set forth on the signature page hereto, and is between Knightscope, Inc., a Delaware corporation (the “Company”), and the subscriber (“Subscriber”).

SECTION 1.
AUTHORIZATION, SALE AND ISSUANCE

1.1           Offering Circular.  The Company has filed with the Securities and Exchange Commission (the “SEC”) an Offering Circular on Form 1-A, pursuant to Regulation A+ of the Securities Act of 1933, as amended (the “Securities Act”), dated [_______] (which shall, with all exhibits thereto, as may be amended from time to time, be referred to herein as the “Offering Statement”). The Offering Statement is available to the Subscriber online at: https://www.sec.gov/edgar/searchedgar/companysearch.html

1.2           Authorization.  The Company will, before the Initial Closing (as defined below), authorize: (a) the sale and issuance of up to 6,250,000 shares (the “Shares”) of the Company’s Series S Preferred Stock (the “Series S Preferred”), having the rights, privileges, preferences and restrictions set forth in the amended and restated Certificate of Incorporation of the Company (the “Restated Certificate”), in substantially the form included in the Offering Statement; and (b) the reservation of shares of Class A Common Stock for issuance upon conversion of the Shares (the “Conversion Shares”). The Company may accept subscriptions until the Termination Date (as defined below).

1.3           Subscription; Sale and Issuance of Shares.

(a)           Subject to this Agreement, Subscriber irrevocably subscribes for and agrees to purchase at a cash purchase price of $8.00 per share (the “Purchase Price”) the number of Shares indicated to the Company on the Platform (the “Subscription Amount”).

(b)           In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for the indemnification provisions contained in this Agreement, which shall remain in force and effect.

1.4           Prior Regulation A Offering and Ongoing Reporting. On November 11, 2016 (the “Reference Date”), the Company filed a Form 1-A and a related Regulation A Offering Circular with the Securities and Exchange Commission (the “SEC”) in conjunction with the Company’s issuance of Series m Preferred Stock under Regulation A, which is an exemption from registration in the Securities Act for certain public offerings of securities. The Company concluded all sales of stock pursuant to the Regulation A offering in the fourth quarter of 2017. As part of the Company’s ongoing compliance with Regulation A of the Securities Act, the Company submits periodic filings to the SEC which can be accessed publicly on EDGAR.

1.5           Payment; Escrow Arrangements. Payment for the Shares shall be received by Collegiate Peak Bank (the “Escrow Agent”) from the Subscriber by ACH electronic transfer, wire transfer of immediately available funds, or other means approved by the Company prior to the applicable Closing. Upon such Closing, the Escrow Agent shall release such funds to the Company. The Subscriber shall receive notice and evidence of the digital entry of the number of the Shares owned by Subscriber reflected on the books and records of the Company. The Company will also update its records with Carta (the “Transfer Agent”), which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A of the Securities Act. Upon written instruction by the Subscriber, the Transfer Agent may record the Shares beneficially owned by the Subscriber on the books and records of the Company in the name of any other entity as designated by the Subscriber.

SECTION 2.
CLOSING DATES, PURCHASE PROCEDURE AND DELIVERY

2.1           The Shares will be offered for sale until the earliest of: (a) the date at which the Maximum Offering Amount has been sold, (ii) the date that is twelve (12) months from the date the Offering Statement is qualified by the SEC without prior notice to the investors in the Offering, and (iii) the date the Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”). The Placement Agent is acting in such capacity with respect to the Offering on a “commercially reasonable best efforts” basis.

2.2           The Company may, in its discretion at any time prior to the Termination Date, hold an initial closing (“Initial Closing”) and, at any time and from time to time after the Initial Closing, may hold subsequent closings (each such closing, including the Initial Closing, a “Closing,” and the final such Closing, the “Final Closing”), in each case, with respect to any Securities for which subscriptions have been accepted prior to such date. The Company, in its discretion, may reject a Closing and in the event that the Closing is rejected, the funds will be returned to the Subscribers without interest and no shares will be issued by the Company. In the event that (i) the Closing contemplated by this Agreement does not occur prior to the Termination Date or (ii) this Agreement or the Subscription Amount owed with respect to the Shares purchased by the Subscriber pursuant hereto is received after the Final Closing, all amounts paid by the Subscriber shall be returned to the Subscriber, without interest or deduction. The Subscriber may revoke its subscription and obtain a return of the Subscription Amount paid to the Escrow Account at any time before the date of the Closing contemplated by this Agreement by providing written notice to the Placement Agent, the Company and the Escrow Agent as provided in Section 7.2 below. Upon receipt of a revocation notice from the Subscriber prior to the date of the Closing contemplated by this Agreement, all amounts paid by the Subscriber shall be returned to the Subscriber, without interest or deduction. The Subscriber may not revoke this subscription or obtain a return of the Subscription Amount paid to the Escrow Agent on or after the date of the Closing contemplated by this Agreement.

2.3           The minimum purchase that may be made by any prospective investor shall be $1,000. Subscriptions for investment below the minimum investment may be accepted at the discretion of the Placement Agent and the Company. Fractional Shares will not be issued, and the share number actually issued will be rounded down to the nearest whole Share that is fully paid. The Company and the Placement Agent reserve the right to reject any subscription made hereby, in whole or in part, in their sole discretion.

2.4           Prior to the applicable Closing for the Shares purchased pursuant hereto, funds representing the Subscription Amount for such Shares shall be deposited in the Escrow Account.

2.5           Deliveries,

(a)          On or prior to any Closing Date, the Company shall deliver or cause to be delivered to each Subscriber participating in the applicable Closing the following:

(i)          this Agreement duly executed by the Company.

(b)          On or prior to any Closing Date, each Subscriber participating in the applicable Closing shall deliver or cause to be delivered to the Company the following:

(i)          this Agreement duly executed by such Subscriber; and

(ii)         such Subscriber’s Subscription Amount by wire transfer or certified check to the Escrow Agent.

2.6           The Company’s agreement with each investor in the Offering, including the Subscriber, is a separate agreement and the sale of the Subscriber to each investor in the Offering, including the Subscriber, is a separate sale.

SECTION 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of the Closing, except as otherwise indicated below, set forth on the Schedule of Exceptions attached hereto as Exhibit A (the “Schedule of Exceptions”), or disclosed in the filings of the Company made publicly with the SEC required to be filed by it as a result of the Company’s issuance of Series S Preferred Stock under Regulation A of the Securities Act (the “SEC Filings”). For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact.

3.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares and to perform its obligations pursuant to this Agreement and the Restated Certificate. The Company is presently qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a material adverse effect on (i) the legal and valid issuance of the Securities, (ii) the enforceability of this Agreement against the Company or the Company’s ability to perform, its obligations hereunder, or (iii) the results of operations, assets, business and financial condition of the Company and its subsidiaries, taken as a whole (any of (i), (ii) or (iii), a “Material Adverse Effect”).

3.2           Capitalization.

(a)          Immediately prior to the Closing, the authorized capital stock of the Company will consist of 187,405,324 shares, consisting of 114,000,000 shares of Class A Common Stock, $0.001 par value per share, 30,000,000 shares of Class B Common Stock, $0.001 par value per share, and 43,405,324 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock is designated “Series A Preferred Stock” and consists of 8,936,015 shares. The second Series of Preferred Stock is designated “Series B Preferred Stock” and consists of 4,707,501 shares. The third Series of Preferred Stock is designated “Series S Preferred Stock” and consists of 6,666,666 shares. The fourth series of Preferred Stock is designated “Series m-1 Preferred Stock” and consists of 333,334 shares. The fifth Series of Preferred Stock is designated “Series m-2 Preferred Stock” and consists of 1,660,756 shares. The sixth series of Preferred Stock is designated “Series m-3 Preferred Stock” and consists of 3,490,658 shares. The seventh series of Preferred Stock is designated “Series S Preferred Stock” and consists of 13,108,333 shares. The eighth series of Preferred Stock is designated “Series m-4 Preferred Stock” and consists of 4,502,061 shares. The Common Stock and the Preferred Stock have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(b)          All issued and outstanding shares of the Company’s Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as set forth on the Schedule of Exceptions or the shares reserved for issuance or issued under the Company’s equity incentive plans, as of the date hereof: (i) there are no outstanding securities of the Company or any of its subsidiaries which contain any preemptive rights or redemption rights; (ii) no holder of securities of the Company or any subsidiary is entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any subsidiary by virtue of the Offering; (iii) there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (iv) neither the Company nor any subsidiary has any outstanding stock appreciation rights, “phantom stock” plans or any similar plan or agreement; and (v) there are no outstanding warrants, agreements, convertible securities or other rights to subscribe for or to purchase or acquire, any shares of capital stock of the Company or any subsidiary. Other than restrictions imposed by applicable law or as set forth in this Agreement, there are no restrictions upon the voting or transfer of any of the Shares pursuant to the Restated Certificate, Company bylaws or any material agreement or other instrument to which the Company is a party or by which the Company is bound.

(c)          The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Restated Certificate and applicable law, will be validly issued, fully paid and nonassessable. The Shares and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Subscribers; provided, however, that the Shares and the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein. The Company has reserved a sufficient number of shares of Class A Common Stock for issuance upon the conversion of the Shares. The issuance and sale of the Shares, as contemplated hereby, will not obligate the Company to issue shares of preferred stock, common stock or other securities to any other person (other than other investors in the Offering) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding Company security. The Company does not have outstanding stockholder purchase rights or “poison pill” or (any arrangement granting substantially similar rights) in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of the transactions contemplated hereby.

3.3           Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Shares, and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken before the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity. No consent, approval, authorization or other order of any governmental authority or any other person is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Shares and, upon issuance, the Conversion Shares, except such post-sale filings as may be required to be made with the SEC, FINRA, and with any state or foreign blue sky or securities regulatory authority, all of which shall be made when required.

3.4           SEC Filings; Financial Statements. Complete copies of the Company’s consolidated financial statements consisting of the balance sheets of the Company as of December 31, 2017 and December 31, 2018 and the related statements of operations, stockholders’ equity and cash flows for the annual periods then ended (the “Financial Statements”) have been made available to the Subscriber and appear in the SEC Filings through EDGAR. The Financial Statements are based on the books and records of the Company and fairly present, in all material respects, the financial condition of the Company as of the dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. Ernst & Young LLP, which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the footnotes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended. The Company has filed all SEC Filings required to be filed by it under the Securities Act and the Exchange Act since the Reference Date on a timely basis, or timely filed a valid extension of such time of filing and has filed such SEC Reports prior to the expiration of any such extension. As of their respective dates, all SEC Reports filed on or after the Reference Date complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5           Intellectual Property Ownership.

(i)          The Company owns or possesses, or can obtain on commercially reasonable terms, sufficient material legal rights to the patents, trademarks, service marks, trade names, copyrights, trade secrets, and other similar proprietary rights (collectively, the “Intellectual Property Rights”) necessary for its business as presently conducted, except as would not be reasonably be expected to cause a Material Adverse Effect. Other than as set forth in the SEC Filings, (a) there are no material outstanding options, licenses or agreements of any kind relating to Intellectual Property Rights owned or purported to be owned by the Company (“Company Intellectual Property Rights”), and (b) nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other person or entity other than, in each case, such licenses or agreements arising from the purchase of “off the shelf” or standard products or otherwise entered in the ordinary course of business consistent with past practice. Since the Reference Date, the Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently conducted, would violate any Intellectual Property Rights of any other person or entity. The Company and its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

3.6           Compliance with Other Instruments. The Company is not in violation of any material term of its Restated Certificate or bylaws, each as amended to date, or, to the Company’s knowledge, in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect. To the Company’s knowledge, the Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations pursuant to this Agreement, and the issuance of the Shares, and the Conversion Shares, will not result in any material violation of, or materially conflict with, or constitute a material default under, the Company’s Restated Certificate or bylaws, each as amended to date, or any of its agreements, nor, to the Company’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

3.7           Regulatory Permits: Licenses. The Company possesses all certificates, authorizations, licenses and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct and operate their respective businesses in the manner described in the SEC Filings (“Material Permits”), except where the failure to possess such Material Permits would not have a Material Adverse Effect, and the Company has not received, nor reasonably expects to receive any notice of any action, arbitration, claim, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard before any federal, state, local or foreign government or any court of competent jurisdiction, administrative or regulatory body, agency, bureau, or commission in any domestic or foreign jurisdiction, any appropriate division of any of the foregoing or any arbitrator, or other legal action (each, a “Proceeding”) relating to the revocation or modification of any Material Permit.

3.8           Litigation. To the Company’s knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received written notice of any threat thereof) before any court or governmental agency that questions the validity of the Agreements or the right of the Company to enter into them, or the right of the Company to perform its obligations contemplated thereby, or that, either individually or in the aggregate, if determined adversely to the Company, would or could reasonably be expected to have a Material Adverse Effect or result in any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, none of the Company or, to its knowledge, any director or officer thereof is the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, and there is no pending or, to the Company’s knowledge, contemplated investigation by the SEC involving the Company or any current director or officer of the Company.

3.9           Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets and good title to its leasehold estates which are, to the Company’s knowledge, valid and enforceable, with all maintenance or other required fees having been paid.

3.10         Obligations to Related Parties. Except as set forth in Schedule of Exceptions, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary or other compensation for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements under the Company’s equity plans). Except as set forth in the Schedule of Exceptions, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or any subsidiary (other than as holders of Company securities and for services as employees, officers and directors) required to be disclosed under applicable SEC rules and regulations.

3.11         Material Changes. Since December 31, 2018, and except as set forth in the Schedule of Exceptions, (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock compensation plans.

3.12         Taxes. Since the Reference Date (i) the Company and each of its subsidiaries has filed all U.S. federal, state, local and foreign tax returns which are required to be filed by each of them and all such returns are true and correct in all material respects, except for such failures to file which would not have a Material Adverse Effect, (ii) the Company and each of its subsidiaries has paid all taxes required to be paid pursuant to such returns or pursuant to any assessments received by any of them, and have withheld any amounts which any of them are obligated to withhold from amounts owing to any employee, creditor or third party and (iii) the Company and each of its subsidiaries has properly accrued all taxes required to be accrued and/or paid pursuant to applicable law, except where the failure to accrue would not have a Material Adverse Effect. To the knowledge of the Company, the tax returns of the Company and its subsidiaries are not currently being audited by any state, local or federal authorities. Neither the Company nor any of its subsidiaries has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

3.13         Registration Rights. No person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

3.14         No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscribers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor. Other than the Placement Agent, the Company is not aware of any person (other than any Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscribers in connection with the sale of any Shares in this Offering.

3.15         Proceeds. The proceeds from the sale of Shares to the Subscribers will be used by the Company solely for working capital and general corporate purposes.

3.16         Brokers. Except for the Placement Agent, the Company has not employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement in this Offering and no fee or other compensation is or will be due and owing on behalf of the Company to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement in this Offering.

SECTION 4.
REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

By executing this Agreement, Subscriber (and, if Subscriber is purchasing the Shares in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of the Closing:

4.1           No Registration. The Subscriber understands that the Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act by reason of reliance on an exemption specified in Regulation A of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber’s representations as expressed herein or otherwise made pursuant hereto. Subscriber further understands that the Shares have not been registered under applicable state securities laws and are being offered and sold pursuant to the exemptions specified in said laws and, unless they are registered, may not be re-offered for sale or resold except in a transaction or as a security exempt under those laws.

4.2           Investment Intent. The Subscriber is acquiring the Shares, and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for immediate resale in connection with, any distribution thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Securities. The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Conversion Shares.

4.3           Accredited Investor/Qualified Purchaser Status. The information that the Subscriber has furnished in the investor questionnaire previously provided to the Company, including (without limitation) the information furnished by the Subscriber to the Company regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D under the Securities Act and/or (ii) a “qualified purchaser” as that term is defined in Rule 256 under Regulation A under the Securities Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Agreement. Further, the Subscriber shall immediately notify the Company of any change in any statement made in this Agreement prior to the Subscriber’s receipt of the Company’s acceptance of this Agreement, including, without limitation, Subscriber’s status as an “accredited investor” and/or a “qualified purchaser.” The representations and warranties made by the Subscriber may be fully relied upon by the Company and by any investigating party relying on them.

4.4           Speculative Nature of Investment. The Subscriber understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares. The Subscriber can bear the economic risk of the Subscriber’s investment, including but not limited to each of the other risks set forth in or incorporated by reference into the “Risk Factors” section of the SEC Filings, which are incorporated herein by reference, and is able, without impairing the Subscriber’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Subscriber’s investment.

4.5           Company Information. Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the SEC Filings. The Subscriber has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Company’s business, management and financial affairs, and regarding the terms and conditions of this investment, which questions were answered to its satisfaction. The Subscriber believes that it has received all the information the Subscriber considers necessary or appropriate for deciding whether to purchase the Shares and the Conversion Shares. Subscriber acknowledges that except as set forth herein, in the SEC Filings, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Securities other than this Agreement, the SEC Filings and the results of the Subscriber’s own independent investigation.

4.6           No Public Market. The Subscriber understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares.

4.7           Authorization.

(a)          The Subscriber has all requisite power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Subscriber necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Subscriber’s obligations under this Agreement, has been taken or will be taken before the Closing.

(b)          This Agreement, when executed and delivered by the Subscriber, will constitute the valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)          No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Subscriber in connection with the execution and delivery of this Agreement by the Subscriber or the performance of the Subscriber’s obligations hereunder.

4.8           No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or related documents based on any arrangement or agreement binding upon Subscriber. The Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

4.9           Tax Advisors. The Subscriber has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Subscriber relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Subscriber understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.10         Shareholder Information. Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Subscriber further agrees that in the event it transfers any Shares or Conversion Shares, it will require the transferee of such Shares or Conversion Shares to agree to provide such information to the Company as a condition of such transfer.

4.11         Legends. Subscriber understands that the Shares, and any securities issued in respect of or exchange for the Shares, including the Conversion Shares, may bear any one or more legends with respect to restrictions on distribution, transfer, resale, assignment or subdivision of the Shares imposed by the Restated Certificate and applicable federal and state securities laws, including the following legend:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE PURCHASE AGREEMENT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

4.12         Representations by Non-United States persons. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Shares and the Conversion Shares or any use of this Agreement, including (i) the legal requirements within the Subscriber’s jurisdiction for the purchase of the Shares and the Conversion Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. The Subscriber’s purchase and payment for, and the Subscriber’s continued beneficial ownership of, the Shares and the Conversion Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

4.13         The Subscriber hereby acknowledges that the Offering has not been reviewed by the SEC or any state regulatory authority and that the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to the exemption therefrom provided by Regulation A of the Securities Act. The Subscriber understands that the Securities (including any Underlying Shares issuable upon the conversion and/or exercise of the Securities) have not been and will not be registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities and any Underlying Shares unless and until they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or pursuant to an available exemption therefrom. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Securities under the Securities Act or any state securities or “blue sky” laws or to assist the Subscriber in obtaining an exemption from any such registration requirements.

4.14         The Subscriber hereby represents that the address of the Subscriber set forth on the signature page hereto is the Subscriber’s principal residence if the Subscriber is an individual or its principal business address if the Subscriber is an entity.

4.15         If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

4.16         The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, the Subscriber must give such firm the notice required by the FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in the Subscriber’s Subscriber Questionnaire.

4.17         To effectuate the terms and provisions of this Agreement, the Subscriber hereby appoints the Placement Agent as its attorney-in-fact (and the Placement Agent hereby accepts such appointment) for the purpose of carrying out the provisions of the Escrow Agreement by and between the Company, the Placement Agent and the Escrow Agent (the “Escrow Agreement”) including, without limitation, taking any action on behalf of, or at the instruction of, the Subscriber and executing any release notices required under the Escrow Agreement and taking any action and executing any instrument that the Placement Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof or thereof. All acts done under the foregoing authorization are hereby ratified and approved and neither the Placement Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable while the Escrow Agreement remains in effect.

4.18         The Subscriber agrees not to issue any public statement with respect to the Offering, Subscriber’s investment or proposed investment in the Company or the terms of this Agreement or any other agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law.

4.19         The Subscriber understands, acknowledges and agrees with the Company that this subscription may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before the applicable Closing (as defined below) notwithstanding prior receipt by the Subscriber of notice of acceptance by the Company of the Subscriber’s subscription.

4.20         If the Subscriber is an entity, upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the due authority of the signatory to this Agreement.

SECTION 5.

CONDITIONS TO CLOSING

5.1           The Subscriber’s obligation to purchase the Shares at each Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of the Subscriber to the extent permitted by law:

(a)          Representations and Warranties; Covenants. The representations and warranties made by the Company in Section 3 shall be true and correct (without giving effect to any “Material Adverse Effect,” “material,” “materially” or similar materiality qualifications therein) in all material respects as of the date hereof and as of the applicable Closing Date, except for those representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (without giving effect to any “Material Adverse Effect”, “material”, “materially” or other similar materiality qualification therein). All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

(b)          No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c)          No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

(d)          Notice of Disqualification Events. The Company will notify the Subscribers and the Placement Agent in writing, prior to the applicable Closing Date, of (i) any Disqualification Event relating to any Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Covered Person, in each case of which it is aware.

SECTION 6.
COVENANTS

6.1           Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the relevant Closing. The Subscriber agrees to hold the Company and its directors, officers, employees, controlling persons and agents (including the Company’s legal counsel and the Placement Agent and its managers, members, officers, directors, employees, counsel, controlling persons and agents) and their respective heirs, representatives, successors and assigns harmless from and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (i) any misrepresentation made by the Subscriber contained in this Agreement or breach of any warranty by the Subscriber contained in this Agreement or in any exhibits attached hereto; (ii) any untrue statement of a material fact made by the Subscriber contained herein; or (iii) after any applicable notice and/or cure periods, any breach or default in performance by the Subscriber of any covenant or undertaking to be performed by the Subscriber hereunder, or pursuant to any other agreement relating to the Offering that is entered into by the Company and Subscriber relating hereto. Notwithstanding the foregoing, in no event shall the liability of the Subscriber hereunder be greater than the Subscription Amount paid for the Shares by the Subscriber as set forth on the signature page hereto.

6.2           Market Standoff. Subscriber shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Subscriber (other than those included in the registration) during the period from the filing of a registration statement of the Company filed under the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time (the “Securities Act”), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of the registration statement (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 4.11 with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Subscriber agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this section.

6.3           Listing of Securities. The Company agrees, (i) if the Company applies to have the Class A Common Stock traded on any public offering registered under the Securities Act, for so long as the Board of Directors determines that it remains advisable and in the Company’s best interest, it will include in such application the Conversion Shares, and will take such other action as is necessary or desirable to cause the Conversion Shares to be listed on such other trading market as promptly as possible, (ii) it will comply in all material respects with the Company’s reporting, filing and other obligations under the Amended Certificate, Company bylaws or rules of the principal trading market of the Class A Common Stock and (iii) for so long as the Board of Directors determines that it remains advisable and in the Company’s best interest, the Company will take all commercially reasonable action necessary to continue the listing and trading of its Class A Common Stock on a trading market.

6.4           Reservation of Shares. The Company shall at all times while the Shares are outstanding maintain a reserve from its duly authorized shares of Class A Common Stock of a number of shares of Class A Common Stock sufficient to allow for the issuance of the Conversion Shares.

6.5           Replacement of Certificates. If any physical certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities. If a replacement certificate or instrument evidencing any securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.6           Regulation A. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Subscriber at the Closing under applicable securities or “blue sky” laws of the states of the United States.

6.7           Equal Treatment of Subscribers. No consideration (including any modification of this Agreement) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the investors in the Offering, including the Subscriber.

SECTION 7.
MISCELLANEOUS

7.1           Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Subscriber.

7.2           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)          if to the Subscriber, to the Subscriber’s address or electronic mail address as provided to the Company on the signature page hereto or to such other address as may be specified by written notice from time to time by the Subscriber;

(b)          if to the Company, to the attention of the Chief Executive Officer of the Company at 1070 Terra Bella Avenue, Mountain View, CA 94043, or at such other current address as the Company shall have furnished to the Subscribers;

(c)          if to the Placement Agent, to Maxim Group LLC at 405 Lexington Avenue, New York, NY 10174, to such other address as may be specified by written notice from time to time by the Placement Agent; and

(d)          if to the Escrow Agent, to it at:

Corporate Stock Transfer

3200 Cherry Creek Drive, South

Suite 430

Denver, CO 80209

Attn: Carylyn Ball, President

Email: cbell@corporatestock.com

With a copy to (which shall not constitute notice):

Collegiate Peaks Bank

885 S. Colorado Blvd

Denver, CO 80246

Attn: Hope Spencer

Email: hope.spencergcollegiatepeaksbank.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), Subscriber consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to the electronic mail address set forth on the Subscriber’s profile on the Platform (or to any other electronic mail address for the Subscriber or other security holder in the Company’s records), (ii) posting on an electronic network together with separate notice to the Subscriber or other security holder of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Subscriber or other security holder. This consent may be revoked by a Subscriber or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

7.3           Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction except as described in the SEC Filings. Each Subscriber agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Subscriber or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Subscriber from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.4           Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.5           Expenses. The Company and the Subscriber shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

7.6           Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for one year from the date of the Closing.

7.7           Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Subscriber without the prior written consent of the Company. Any attempt by Subscriber without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.8           Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subjects hereof and constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Placement Agent shall be deemed a third party beneficiary of the representations and warranties and covenants made by the Company and the Subscriber in this Agreement. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.9           Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

7.10         Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.11         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.12         Electronic Execution and Delivery. A facsimile, telecopy or other electronic reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, e-mail, or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.13         Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

7.14         Waiver of Class Action Claims. THE PARTIES AGREE THAT THEY MAY BRING CLAIMS AGAINST THE OTHER ONLY IN THEIR RESPECTIVE INDIVIDUAL CAPACITIES, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS, REPRESENTATIVE, OR COLLECTIVE ACTION.

7.15         Arbitration. Subscriber agrees that any and all controversies, claims, or disputes with anyone (including Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise), arising out of, relating to, or resulting from any breach of this Agreement, shall be subject to binding arbitration under the Arbitration PROVISIONS set forth in California Code of Civil Procedure SectionS 1280 through 1294.2 (the “ACT”) and pursuant to California law. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. Subscriber further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Subscriber.

7.16         Procedure. Subscriber agrees that any arbitration will be administered by american arbitration association (“AAA”) pursuant to its COMMERCIAL Arbitration Rules & Procedures (the “AAA RULES”). THE ARBITRATION PROCEEDING SHALL BE CONDUCTED BEFORE A SOLE NEUTRAL ARBITRATOR AND EACH PARTY SHALL BE RESPONSIBLE FOR ITS OWN COSTS AND EXPENSES OF SUCH ARBITRATION. Subscriber agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. Subscriber agrees that the arbitrator shall issue a written decision on the merits. SUBSCRIBER ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY WHERE PROVIDED BY APPLICABLE LAW. SUBSCRIBER AGREES that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. SUBSCRIBER agrees that the arbitrator shall administer and conduct any arbitration in ACCORDANCE with CALIFORNIA LAW, including the California Code of Civil Procedure AND THE CALIFORNIA EVIDENCE CODE, and that the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict of law. To the extent that the AAA Rules conflict with California law, California law shall take precedence. SUBSCRIBER further agrees that any arbitration under this agreement shall be conducted in SANTA CLARA COUNTY, california. The parties shall request that the arbitrator conduct the arbitration proceeding in an expedited fashion in order to complete the proceeding and render a written decision within 180 days of the date upon which the arbitrator was appointed under the AAA Rules. The parties shall use their best efforts to cooperate with the arbitrators to complete the proceeding and render a decision within such 180 day period.

7.17         Remedy. Except as provided by the ACT AND THIS AGREEMENT, arbitration shall be the sole, exclusive, and final remedy for any dispute between SUBSCRIBER and the Company. Accordingly, except as provided for by the ACT AND this agreement, neither SUBSCRIBER nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.

7.18         Obligation of Company. The Company agrees to use its reasonable efforts to enforce the terms of this Agreement, to inform the Subscriber of any breach hereof (to the extent the Company has knowledge thereof) and to assist the Subscriber in the exercise of its rights and the performance of its obligations hereunder.

(Signature Pages Follow)

The parties are signing this Agreement as of the date first stated in the introductory clause.

KNIGHTSCOPE, INC.
a Delaware corporation

By:
William Santana Li
Chief Executive Officer

(Signature Page to Purchase Agreement)

SUBSCRIBER Signature Page TO

KNIGHTSCOPE, Inc. SERIES S PREFERRED STOCK PURCHASE AGREEMENT

The undersigned, desiring to: (i) enter into the Series S Preferred Stock Purchase Agreement, dated as of _____________ (the “Purchase Agreement”), between the undersigned, KNIGHTSCOPE, INC., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and purchase the shares of Series S Preferred Stock (the “Shares”) of the Company as set forth below, hereby agrees to purchase such Shares from the Company and further agrees to join the Purchase Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Purchase Agreement entitled “Representations and Warranties of the Subscribers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

The undersigned Subscriber hereby elects to purchase _________________ Shares ($ __________) under the Purchase Agreement.

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:

Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Email:	Email:

Note: The Company will issue electronic stock certificates for the Shares in the name of the Subscriber to the email address provided above.

(Signature Page to Purchase Agreement)

EXHIBIT A

KNIGHTSCOPE, INC.

SCHEDULE OF EXCEPTIONS

This Schedule of Exceptions is made and given pursuant to Section 3 of the Series S Preferred Stock Subscription Agreement (the “Agreement”), between Knightscope, Inc. (the “Company”) and Subscriber. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate.

Nothing in this Schedule of Exceptions is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Schedule of Exceptions (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Schedule of Exceptions includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described. In addition to the matters disclosed herein, the matters disclosed in the filings of the Company made publicly with the SEC are deemed incorporated by reference herein.

SECTION 8. 3.2 Capitalization

Pro rata right of first refusal with respect to issuances of new securities pursuant to the Series m-2 Preferred Stock Purchase and Exchange Agreement dated as of March 15, 2018 between the Company and Foo Boon Keow.

Note and Warrant Purchase Agreement dated April 30, 2019 between the Company and Proud Ventures KS LLC, pursuant to forms of which up to $15,000,000 of convertible promissory notes and warrants to purchase up to 3,000,000 shares of Series S Preferred Stock have been authorized (20% warrant coverage) (the “Convertible Note Financing”); under which convertible notes in the aggregate principal amount of $430,000 have been issued as of May 20, 2019, and warrants to purchase up to 86,000 shares of Series S Preferred Stock has been issued as of May 20, 2019, and which shall continue to be issued by the Company from time to time.

As of May 20, 2019, the Company has warrants to purchase shares of the Company outstanding, as follows:

Underlying Shares	No. of Shares
Class B Common Stock Warrants	121,913
Series B Preferred Stock Warrants	53,918
Series m-1 Preferred Stock Warrants	266,961
Series m-3 Preferred Stock Warrants	1,449,543
Series S Preferred Stock Warrants	86,000

Pursuant to the terms of the Convertible Note Financing, the Company will be obligated to exchange all or a portion of its outstanding shares of Series m-3 Preferred Stock for the newly authorized shares of Series m-4 Preferred Stock upon the closing of at least $1,000,000 in aggregate principal amount of convertible promissory notes under the Convertible Note Financing.

3.10 Obligations to Related Parties

The Company is a party to the following indemnification agreements with certain directors and officers of the Company:

•	Indemnification Agreement by and between the Company and William Santana Li, dated August 21, 2014.
•	Indemnification Agreement by and between the Company and Aaron Lehnhardt, dated June 18, 2018.
•	Indemnification Agreement by and between the Company and Marina Hardof, dated June 18, 2018.
•	Indemnification Agreement by and between the Company and Mercedes Soria Li, dated June 18, 2018.
•	Indemnification Agreement by and between the Company and Stacy Dean Stephens, dated June 18, 2018.

3.11 Material Changes

Reference is made to items in Section 3.2 of this Disclosure Schedule relating to the Convertible Note Financing.